                                                                  EXHIBIT 21.1

                             SUBSIDIARIES OF THE COMPANY


        Jurisdiction or
Name of Direct Subsidiaries                            Organization
                                                       ------------
Medical Graphics Corporation GmbH                          Germany


Name of Indirect Subsidiaries

None


                                       20